Exhibit 99.1

Unica Corporation Reservoir Place North 170 Tracer Lane Waltham, MA 02451 T. + 1.781.839.8000 F. + 781.890.0012 www.unica.com
Unica Announces Results for Third Quarter Fiscal 2007
WALTHAM, Mass. – August 7, 2007 – Unica Corporation (Nasdaq: UNCA) a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its fiscal third quarter, ended June 30, 2007.
For the third quarter of fiscal 2007, Unica reported total revenue of $23.0 million, an increase of 6% compared with the third quarter of fiscal 2006. Perpetual license revenue decreased 25% to $7.0 million, subscription revenue grew 36% to $2.2 million and maintenance and services revenue grew 29% to $13.8 million, each compared to the prior year quarter. For the third quarter of fiscal 2007, maintenance revenue on perpetual licenses was $10.3 million, an increase of 31% from the prior year quarter, and services revenue was $3.5 million, an increase of 24% from the prior year quarter. Our total recurring revenue, which is comprised of maintenance and subscription revenue, grew by 32% on a year-over-year basis.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “Our third quarter results came in below our original expectations, but they were consistent with the quarter preview we provided several weeks ago. We are optimistic that the execution issues we faced in the third quarter are within our control, and we are initiating a series of actions aimed at improving our short-term and long-term sales effectiveness.”
Lee added, “In order to improve our sales execution and better position Unica to scale well beyond the $100 million in revenue level in years to come, we are expanding our senior sales management, increasing our field level resources and enhancing and investing in our sales operations. We are confident that these changes will help to return the company to the high levels of execution that were responsible for creating Unica’s long-term track record of growth and profitability.”
For the third quarter of fiscal 2007, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $2.3 million, including $1.5 million of non-cash share-based compensation expense and $653,000 of amortization of acquired intangibles. GAAP net income for the third quarter of fiscal 2007 was $334,000, compared to net income of $215,000 in the same period last year. GAAP net income per diluted share for the third quarter of fiscal 2007 was $0.02, compared to GAAP net income per diluted share of $0.01 in the same period last year.
For the third quarter of fiscal 2007, non-GAAP loss from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangibles, was $102,000. For the third fiscal quarter of 2007, non-GAAP net income was $711,000 and non-GAAP net income per diluted share was $0.03.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
As of June 30, 2007, Unica had cash, cash equivalents, and short-term investments of $51.6 million, an increase from $44.6 million at March 31, 2007. The increase in cash was due to strong cash flow from operations of $7.0 million during the third quarter, which was driven primarily by strong accounts receivables collections. At June 30, 2007, deferred revenue was $36.9 million, an increase of 18% on a year-over-year basis.

Ralph Goldwasser, chief financial officer of Unica, said, “While we were disappointed with the company’s overall financial results in the third quarter, we were pleased with the continued improvement in the company’s working capital management during the quarter. This resulted in approximately $7.0 million in cash flow from operations during the quarter and brought our fiscal year-to-date cash flow from operations to approximately $12.0 million.”
Additional Third Quarter and Recent Business Highlights:
▪	Continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, communications, insurance, retail, hospitality, technology and manufacturing. New customers added during the third quarter included: Capital One UK, Cox Communications, Loyalty Management Group, and SOFINCO, among others. In addition, the company expanded the scope of its relationship with existing customers.

▪	Expanded and deepened its senior executive leadership team in the areas of international sales, professional services and legal. In particular, Christopher Manton-Jones joined Unica as vice president of EMEA, bringing more than 17 years of sales and sales management experience including most recently as vice president of EMEA at Witness Systems. Richard Welch joined Unica as senior vice president, professional services, bringing more than 25 years of professional services management experience, including RSA Security most recently. Jason Joseph joined Unica as vice president, general counsel and corporate secretary, following his role in a similar position at MapInfo (recently acquired by Pitney Bowes). In addition, Brian Serino was promoted to the position of vice president of North America sales, after serving as vice president of eastern region sales since 2003.

▪	Completed the acquisition of MarketingCentral, L.L.C., a privately-held provider of on-demand marketing resource management (MRM) solutions, on July 12, 2007. MarketingCentral provides Unica with a proven solution for agencies, workgroups within large companies and small and medium businesses. MarketingCentral addresses the needs of these customers by offering an easy-to-use, fast-to-deploy, on-demand MRM platform.

▪	Positioned in the “Visionaries” quadrant in Gartner, Inc.’s “Magic Quadrant for Enterprise Marketing Management, Q207.” According to the report, visionaries “have a strong vision for applying technology and developing a platform to support a wide variety of marketing roles, functions and processes.”

▪	Positioned in the “Leaders” quadrant of Gartner, Inc.’s “Magic Quadrant for Multichannel Campaign Management, Q107.” Gartner defines “Leaders” as companies that “consistently out-perform in overall campaign management performance for basic and advanced campaign management, as well as for integration with e-marketing. Leaders have high market visibility, high market penetration, strong market momentum and a strategic vision for growing the campaign management business.”

▪	Unveiled a new offering in its family of solutions for cross-channel analysis — Affinium® Insight™, an easy to use, visually intuitive analytics solution that provides unlimited drilling and seamless integration to Affinium Campaign™, enabling users to take action on their findings. Designed for the relationship marketer, Affinium Insight uniquely provides marketers with the power to analyze, understand and fully leverage the cross-channel buying experience. It provides each marketer with a custom dashboard for instant insight into the customer behaviors, campaigns and results they most need.

▪	Hosted more than 400 customers, partners and analysts at its sold-out global customer conference in Las Vegas, where participants learned details about the company’s vision for unleashing the “Power of One” for marketers and shared success stories on how EMM is delivering measurable value to their businesses every day.
Financial Outlook
Outlook for the fourth quarter and fiscal year ending September 30, 2007 are as follows:
Fourth Quarter of Fiscal Year 2007:
▪	Revenue: Targeting between $28.0 million and $28.5 million with a certain amount of variability.

▪	Non-GAAP Operating Income: Expected to be between $2.0 million and $2.5 million, with a certain amount of variability.

▪	Non-GAAP Diluted Earnings Per Share: Expected to be $0.07 to $0.09 based on an estimated weighted average of 21.9 million shares outstanding and an estimated non-GAAP effective tax rate of 31%.
Fiscal Year 2007:
▪	Revenue: Targeting between $100.7 million and $101.2 million.

▪	Non-GAAP Operating Income: Expected to be between $5.2 million to $5.7 million, with a certain amount of variability. Included in non-GAAP operating income is the $1.2 million restructuring charge reported in the first quarter of fiscal 2007.

▪	Non-GAAP Diluted Earnings Per Share: Expected to be $0.25 to $0.27 based on an estimated weighted average of 21.6 million shares outstanding and an estimated non-GAAP effective tax rate of 24%.

▪	Included in non-GAAP EPS is a $0.05 net per share impact associated with the restructuring of certain of the company’s operations in France, which was incurred in the first quarter of fiscal 2007.
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share excludes share-based compensation expense in an estimated amount of approximately $1.6 million and $5.4 million for the fourth quarter and full year fiscal 2007, respectively. We cannot estimate the amortization of acquired intangibles until we complete our purchase accounting for MarketingCentral. Amortization of acquired intangibles related to previous acquisitions is estimated to be approximately $700,000 and $2.7 million for the fourth quarter and full year fiscal 2007, respectively.
Conference Call Details
Unica will discuss its quarterly results and related matters via a teleconference today, August 7, 2007 at 5:00 p.m. EDT. To access this call, dial 800-819-9193 (domestic) or 913-981-4911 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.
A replay of this conference call will be available from 8:00 p.m. EDT on Tuesday, August 7, 2007 through 11:59 p.m. EDT on Tuesday, August 21, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 5120432. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical and estimated future non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to stock options, the company’s employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process for brand, relationship and internet marketing – from planning and budgeting to project management, execution and measurement. More than 500 companies worldwide have adopted Affinium as their EMM solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to Editors: Copyright 2007 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the timing of Unica’s customers’ purchasing decisions or other factors; the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; difficulties that the company may encounter in its integration of acquired companies; customer and industry analyst response to Unica’s strategic direction may change; perceived market opportunities may change or not exist; the internet marketing sector may not grow as quickly as Unica expects; the company’s strategy of differentiating itself through expanding its presence in the internet marketing sector may not result in extending its leadership position in the EMM market; the company may not continue to deliver year-over-year growth in revenue and profitability; the company may not continue to generate cash from operations; the company’s financial projections may be incorrect; costs and expenses, particularly those related to Sarbanes-Oxley compliance may continue to increase; and failure to properly protect Unica’s proprietary rights and intellectual property may damage the company. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Media contact:
Anne Mathewson
Greenough Communications
617-275-6528
amathewson@greenoughcom.com
Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	September 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$26,197	$30,501
Short-term investments	25,358	9,537
Accounts receivable, net	18,409	26,252
Prepaid expenses and other current assets	7,557	3,367

Total current assets	77,521	69,657

Property and equipment, net	3,497	2,226
Goodwill and other acquired intangible assets, net	25,522	27,388
Other assets	5,277	5,376

Total Assets	$111,817	$104,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,348	$2,620
Accrued expenses	11,330	13,534
Short-term deferred revenue	33,589	29,579

Total current liabilities	47,267	45,733

Long-term deferred revenue	3,312	4,307

Total liabilities	50,579	50,040

Stockholders’ equity	61,238	54,607

Total liabilities and stockholders’ equity	$111,817	$104,647

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue
License	$6,971	$9,357	$26,166	$24,150
Maintenance and services	13,895	10,749	40,015	29,313
Subscription	2,175	1,601	6,583	4,680

Total revenue	23,041	21,707	72,764	58,143
Costs of revenue:
License (2)	663	612	1,945	1,231
Maintenance and services (1)	4,756	3,804	13,663	9,817
Subscription	206	123	523	288

Total cost of revenue	5,625	4,539	16,131	11,336

Gross profit	17,416	17,168	56,633	46,807
Operating expenses (1)(2):
Sales and marketing	9,903	8,992	29,088	23,497
Research and development	5,442	4,775	15,863	12,159
General and administrative	3,975	3,197	11,852	8,148
In-process research and development	—	—	—	4,037
Restructuring charges	—	—	1,244	—
Amortization of acquired intangible assets	393	442	1,179	715

Total operating expenses	19,713	17,406	59,226	48,556

Loss from operations	(2,297)	(238)	(2,593)	(1,749)
Other income, net	567	439	1,634	1,394

(Loss) income before income taxes	(1,730)	201	(959)	(355)
Benefit from income taxes	(2,064)	(14)	(2,066)	(261)

Net income (loss)	$334	$215	$1,107	$(94)

Net income (loss) per common share:
Basic	$0.02	$0.01	$0.06	$(0.00)

Diluted	$0.02	$0.01	$0.05	$(0.00)

Shares used in computing net income (loss) per common share:
Basic	19,934,000	19,472,000	19,794,000	19,164,000

Diluted	20,948,000	20,329,000	20,749,000	19,164,000

(1) Amounts include share based compensation as follows:
Cost of maintenance and services revenue	$166	$101	$364	$172
Sales and marketing expense	498	280	1,152	489
Research and development expense	333	214	800	454
General and administrative expense	545	444	1,486	916

Total share-based compensation expense	$1,542	$1,039	$3,802	$2,031

(2) Amounts include amortization of acquired intangible
Assets as follows:
Cost of license revenue	$260	$271	$812	$392
Operating expenses	393	442	1,179	715

Total amortization of acquired intangible assets	$653	$713	$1,991	$1,107

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended June 30,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,107	$(94)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,067	777
Amortization of acquired intangible assets	1,991	1,115
In-process research and development	—	4,037
Share-based compensation	3,802	2,031
Excess tax benefits from share-based compensation	(815)	(816)
Deferred tax benefits	(772)	(1,640)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	7,936	(2,387)
Prepaid expenses and other current assets	(3,481)	(439)
Other assets	721	(1,457)
Accounts payable	(288)	1,300
Accrued expenses	(2,177)	(717)
Deferred revenue	2,797	7,521

Net cash provided by operating activities	11,888	9,231
Cash flows from investing activities:
Purchase of property and equipment, net of acquisition	(2,298)	(1,019)
Net cash paid for acquisitions	—	(28,286)
Sales and maturities of short-term investments	31,320	21,942
Purchases of short-term investments	(47,143)	(9,396)
Increase in restricted cash	—	(104)

Net cash used in investing activities	(18,121)	(16,863)
Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock plan purchases	1,535	1,104
Excess tax benefits from share-based compensation	815	816
Common stock repurchased under employee stock plans	(528)	—

Net cash provided by financing activities	1,822	1,920
Effect of exchange rate changes on cash and cash equivalents	107	149

Net decrease in cash and cash equivalents	(4,304)	(5,563)
Cash and cash equivalents at beginning of period	30,501	43,754

Cash and cash equivalents at end of period	$26,197	$38,191

UNICA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Non-GAAP financial measures and reconciliation:

GAAP loss from operations	$(2,297)	$(238)	$(2,593)	$(1,749)
Add: Share-based compensation	1,542	1,039	3,802	2,031
In-process research and development and amortization of acquired intangible assets	653	713	1,991	5,152

Non-GAAP (loss) income from operations	$(102)	$1,514	$3,200	$5,434

GAAP (loss) income	$334	$215	$1,107	$(94)
Add: Share-based compensation, net of tax (1)	370	809	1,932	1,339
In-process research and development and amortization of acquired intangible assets, net of tax (1)	7	363	851	3,398

Non-GAAP net income	$711	$1,387	$3,890	$4,643

Diluted non-GAAP net income per share	$0.03	$0.07	$0.18	$0.23

Shares used in diluted per share calculation:	21,870	20,489	21,460	20,343

(1)	The Non-GAAP tax provision excludes the impact of the In-process research and development and amortization of acquired intangibles arising from business combinations and share-based compensation expense; net of permanent differences and income taxes.

UNICA CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(In Thousands)
(Unaudited)

	Current Presentation		Previous Presentation
	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2006
Revenue
License	$6,971	$9,357	$10,509
Maintenance and services	13,895	10,749	11,198
Subscription	2,175	1,601	—

Total revenue	$23,041	$21,707	$21,707

	Nine Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2006
Revenue
License	$26,166	$24,150	$27,507
Maintenance and services	40,015	29,314	30,636
Subscription	6,583	4,679	—

Total revenue	$72,764	$58,143	$58,143

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